UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A3

(Amendment No. 3 to Form 10)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

JuQun, Inc.

Formerly TTI Industries, Incorporated

 (Exact name of registrant as specified in its charter)

NEVADA	75-1939021
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

c/o Donald G. Davis, Esq. Law Offices of Davis & Associates PO Box 12009 Marina Del Rey, CA 90295	90295
(Address of principal executive offices)	(Zip Code)

(213) 400-2007
(Registrant’s telephone number, including area code)

 Securities registered to be registered Pursuant to Section 12(b) of the Act:  none

Securities to be registered pursuant to section 12(g) of the Act:

Common Stock, par value $0.001
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer (Do not check if a smaller reporting company)	[ ]	Smaller reporting company	[X]

TABLE OF CONTENTS

PART I

ITEM 1.	BUSINESS	-3-
ITEM 1A.	RISK FACTORS	-5-
ITEM 2.	FINANCIAL INFORMATION	-7-
ITEM 3.	PROPERTIES	-10-
ITEM 4.	SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	-11-
ITEM 5	DIRECTORS AND EXECUTIVE OFFICERS	-11-
ITEM 6	EXECUTIVE COMPENSATION	-13-
ITME 7	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE	-13-
ITEM 8.	LEGAL PROCEEDINGS	-15-
ITEM 9	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.	-15-
ITEM 10	RECENT SALES OF SECURITIES	-14-
ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES	-16-
ITEM 12	INDEMNIFICATION OF OFFICERS AND DIRECTORS	-17-
ITEM 13	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA	-17-
ITEM 14.	CHANGES IN AN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	-18-
ITEM 15	FINANCIAL STATEMENTS AND EXHIBITS	-18-

SIGNATURES		-18-

ITEM 1.      BUSINESS

INTRODUCTION:

JuQun, Inc. (the “Company” or “JQ”), the successor upon a merger with TTI Industries, Incorporated, is a development stage company, and was incorporated under the laws of the State of Nevada on September 5, 2012.

The Company intends to serve as a vehicle to effect an asset acquisition, merger, or exchange of capital stock or other business combination with a domestic or foreign business.  The Company is still devoting substantially all of its efforts on locating a business and its has not initiated principal operations.

The Company’s monthly burn rate is $14,000. For the audited year ended August 31, 2012 the Company has a net loss of approximately $177,000. To date management has been able to finance the initial phase of implementation of the Company’s business plan via loans from directors.

At October 31, 2012, we had approximately $400,000 in cash available as a result of the loans from our principle shareholders as referenced above. We estimate our monthly expenses moving forward will run approximately $14,000 per month, during which period we expect we will be identifying an operating business and negotiate and consummate an acquisition, and prepare and file a Form 8k disclosing the details of the acquisition, which we estimate to cost an additional $50,000. Our estimate of monthly expenses includes expenditures for office expense, accounting, legal, travel, and various filing fees, taxes and costs. The exact use of funds and the amount of expenditures are uncertain. If our estimates are correct, we should have sufficient cash on hand to cover these estimated expenses for approximately 2 years.

HISTORY

JuQun, Inc.

JuQun Inc., formerly TTI Industries, Incorporated. (“JQ”), was incorporated in the State of Nevada on September 5, 2012, by its predecessor, TTI Industries, Incorporated (“TTI"), as a wholly owned subsidiary of TTI.

On September 19, 2012, TTI was merged into JQ pursuant to a short form merger into JQ, its wholly owned  subsidiary.  The merger resulted in a successor corporation, JQ, which is the Registrant herein.

TTI Industries, Incorporated

 TTI was incorporated in the State of Texas. Prior to May 6, 1998, TTI  operated under the name, “Environmental Plus, Inc.",  and conducted a business of construction and repair of industrial cooling towers mostly in Texas, Louisiana, and Arkansas, for electric utility companies.  The Company incurred operating losses in the second half of the 1990’s,  and in May of 1998, changed its name to TTI Industries, Incorporated and changed its trading symbol to TTIA.   In 2000, the Company’s management  formulated and initiated a new business plan for the production and sale of a series of pest control products for the home and garden, with an emphasis on products that were safe for children, pets and wildlife; environmentally friendly; priced at a low cost; and utilizing attractive animal-shaped designs.  Sufficient capital could not be located to pursue this business plan, the business was unsuccessful, and in March of 2002 the Company filed a Chapter 11 Bankruptcy proceeding in Santa Clara, California.  The Chapter 11 proceeding was converted to a Chapter 7 proceeding in December of 2002, and TTI was discharged from Bankruptcy on April 4, 2004.

From March 2002 to the present, TTI has not conducted any operations, and has existed as a shell public corporation.

In January of 2009, caretaker management was brought into TTI to groom it as a public company which would seek to acquire an operating business.  In June of 2012, the caretaker management of TTI was replaced by new management, which has continued as the management of JQ, the successor corporation as a result of the Merger.

New management loaned $175,000 in cash to TTI between June 1, 2011 and the close of its last fiscal year on August 31, 2012.  No loan documents and no promissory note were generated to evidence this loan, and the loan was designated a non interest bearing loan.  This loan was converted into 38,293,216 shares of TTI’s restricted common stock on September 4, 2012.  The funds have been used to to settle outstanding debts and taxes, bring TTI current under Texas law, rehire the TTI’s transfer agent, hire outside accountants to prepare an audit of the TTI and the successor company, JQ, retain legal counsel, and provide working capital.

TTI was a reporting company under the Securities Exchange Act of 1934 (the “34 Act”), and filed reports under the 34 Act through February of 2000.  From May, 2000 though September of 2009, TTI was delinquent and failed to file reports under the 34 Act due to its business reversals and its lack of operations.

In September of 2009, the SEC issued an order under Section 12 (j)of the Securities Exchange Act of 1934 (the “34 Act”) against TTI. As a result, trading of TTI’s common stock was suspended pursuant to Section 12(k) of the 34 Act,and TTI’s registration of its common stock was revoked under the 34 Act.  As a result TTI, which formerly traded on the Over The Counter Pink Sheets, ceased trading on the Pink Sheets, and TTI does not currently trade on any public market.

Subsequent Event: Merger of TTI Industries, Incorporated into JuQun, Inc.

On September 5, 2012, TTI organized a wholly owned subsidiary in Nevada, under the name, JuQun Inc.   On September 19, pursuant to the terms of an Agreement and Plan of Merger with Wholly Owned Subsidiary, TTI as parent Texas corporation, merged itself into JuQun, Inc., its Nevada subsidiary, with JuQun, Inc., the former Nevada subsidiary, becoming the surviving corporation.   JQ is therefor the registrant herein.

The purpose of the merger was to change the domicile of the TTI from Texas to Nevada, to increase its authorized capital stock from 100,000,000 shares to 150,000,000 shares, and to accomplish a one for seven reverse split of its outstanding common stock.

The Company chose Nevada because it is more convenient to the West Coast where the Company has advisors, and there is no Corporate State Income Tax. The Terms of the merger provided for the conversion of the outstanding Shares of Common Stock of TTI Industries, to be automatically converted upon consummation of the merger in to common shares of JuQun, on the basis of the conversion of each seven shares of TTI Industries Common stock into  one Common share of JuQun common stock.  The nominal common shares of Juqun outstanding immediately prior to the merger were automatically canceled and returned to treasury  upon consummation of the merger.  As a result, the merger effectively accomplished a one for seven reverse split of the formerly outstanding shares of TTI, without changing the ownership percentage of any shareholder.

Pursuant to the terms of this Merger, JuQun, Inc. (“JQ”), the officers and directors of TTI became the officers and directors of JQ, the 68,825,188 outstanding capital shares of TTI were automatically changed and converted into 9,832,170 common shares of JQ, and any and all taxes owed by TTI were assumed by JQ.  As a result of the merger the Articles of Incorporation and Bylaws of JQ continued as the Articles of Incorporation and Bylaws of the combined entity.

On September 26, 2012, immediately after consummation of the merger,  management arranged for the loan of $500,000 to JQ, to be used as working capital. This loan was made, but no loan documents and no promissory note were generated to evidence this loan, and the loan has been designated a non interest bearing loan.

The loan proceeds will be used primarily to fund continuing legal work of outside attorneys, continuing work of outside auditors, the costs of the Company's transfer agent, Nevada State costs and fees, and the travel expenses of the Company's CEO, Tom Chia, and perhaps his advisors, as Mr. Chia explores the acquisition of an operating business by the Company.

PLAN OF OPERATION

JuQun, Inc. (the “Company”, or JQ), the successor corporation to the merger, and the registrant herein, will attempt to locate and negotiate with a business entity for the combination of that target company with the Company.   Because the principle officers and controlling shareholders of the Company are located in China, it is anticipated, but cannot be assured, that the operating business ultimately to be acquired will be an operating business located in China.

Further, because our two controlling shareholders, Messrs Tom Chia and Paul Wong, who also service as the principle officers of the Company, have various existing business interests and relationships in China, it is very possible that the operating business to be acquired will be a business in which one or both of these individuals have an investment or interest or with whom they have an existing relationship.  We plan to remain open to the prospect of an acquisition of an operating business in which one or both of these individuals are already involved.

As a result, the Board of Directors has declared as a policy that the Company may transact business with some of our officers, directors and affiliates, as well as with firms in which one or more of our officers, directors or affiliates have a material interest, and may consider the acquisition of an operating business in which one or more of them may already have some interest. In such event there will be a resulting conflict which will arise between the respective interests of the Company and the dual interests of such persons, or their related persons or entities. We believe that in such circumstances,  transactions can  be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

We are a Blank Check Shell Company

We are considered a blank check company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”

Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), we also qualify as a “shell company,” because we have no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Our current business plan is to attempt to identify and negotiate with a business target for the merger of that entity with and into the Company. In certain instances, a target company may wish to become a subsidiary of the Company or may wish to contribute or sell assets to the Company, or may wish to joint venture with the Company or license the Company, rather than to merge. No assurances can be given that we will be successful in identifying or negotiating with any target company. We seek to provide a method for a foreign or domestic private company to become a reporting or public company whose securities may ultimately be qualified for trading in the United States secondary markets.  However, our securities do not currently trade in any public market, and there is no assurance that our securities will ever be qualified for trading in such markets.

The Company has not restricted its search for any specific kind of business, and it may acquire a business which is in its preliminary or development stage, a business  which is already in operation, or a business in essentially any stage of its business life. It is impossible to predict the status of any business in which the Company may become engaged.  Such a business may be motivated by the need for additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer.

The Company will participate in a business combination only after the negotiation and execution of appropriate agreements. Negotiations with a target company will likely focus on the percentage of the Company which the target company shareholders would acquire in exchange for their shareholdings. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company’s shareholders at such time.

A business combination with a target company may result in the substitution by the target company of its own management and board of directors.

No assurances can be given that we will be able to enter into a business combination or transaction, or, if we do enter into such a business combination or transaction, no assurances can be given as to the terms of a business combination or transaction, or as to the nature of the target operating business.

It is anticipated that the investigation of specific business acquisition and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to make the acquisition, the costs incurred in the  investigation will not be recoverable.

Statements contained in this Form 10 registration statement, including statements regarding our search for and intended acquisition of an operating business, and our belief or current expectations with respect to our ability to negotiate and close on such an acquisition, are all forward-looking statements, and speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Employees

As of November 1, , 2012, and for the proceeding several years we had no full or part time employees.

Consultants

The Company currently has no agreements with management consultants.

ITEM 1A.   RISK FACTORS

Doubt About the Company’s Ability to Continue as A Going Concern

The accompanying financial statements have been prepared assuming JQ will continue as a going concern.  JQ’s recurring losses from operations, stockholders' deficiency and working capital deficiency, and lack of revenue generating operations, raise substantial doubt about the Company’s ability to continue as a going concern.

Management believes JQ will continue to incur losses and negative cash flows from activities for the foreseeable future and will need additional equity or debt financing to sustain itself until it can acquire an operating business, and ultimately achieve profitability and positive cash flows, if ever. Management will likely seek additional debt and/or equity financing for JQ at some point in the future, but has no present plans to do so, and cannot assure that such financing when sought will be available, or available on commercially acceptable terms.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.  There can be no assurance that management will be successful in implementing its business plan to acquire an operating business, or that a successful acquisition will actually improve the Company’s operating results.

Acquisition Of An Operating Business is Likely to Present Significant Risks.

It may be anticipated that the acquisition of an operating business will present significant risks. Many of these risks cannot be adequately identified prior to selection of the specific operating business, and the Company's shareholders must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the opportunities available to the Company, it may be anticipated that the promoters thereof have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activities prior to the Company's acquisition. There is a risk that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the opportunities may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by the Company and, therefore, its shareholders.

Because the Executive Officers of the Company, who are also its principle shareholders, are residents of China, it is anticipated that the operating business to be acquired will be a China operating business. Assuming this is the case and a China business is acquired, the operation of a China business by a US company presents additional risks. Businesses operating in China are subject to state and local enterprise income tax, which can increase; there may be limited access to insurance covering such risks as business liability, loss of data, and business disruption insurance in China; the PRC government may find that arrangements for acquisition or operation of the operating business acquired do not comply with PRC government restrictions on foreign investment, with resulting penalties and other negative consequences, such as confiscation of income, revoking of business licenses, forced restructure of ownership or operations, or discontinuance of operations; uncertainties with respect to the PRC legal system could adversely such an acquired operated business; we may be relying on dividends paid by such an acquired China operating business for our cash needs in the US, or to pay dividends, and PRC restrictions on transferring capital out of the country may impede or preclude such transfers of capital out of China; fluctuations in the value of the Renminbi, the China currency, could also have a material adverse effect on such a China operating business. Risk factors such as these could cause significant negative impact on our business and the value of our stock, assuming we are successful in acquiring an operating business in China.

Lack of Diversification

Management anticipates that it will only participate in one potential business venture.   Assuming we are successful in acquiring a business, lack of diversification should be considered as a substantial risk because it will not permit the Company to offset potential losses from one venture against gains from another.

It Is Likely Existing Shareholders upon Successful Acquisition of an Operating Business Will Hold A Significantly Smaller Percentage of the Company.

With respect to any merger, acquisition, or other transaction, in negotiations with the target operating business, management expects to focus on the percentage of the Company which the target operating business equity holders and management would acquire in exchange for their holdings in the operating business.  Depending upon, among other things, the operating business' assets and liabilities, the Company's shareholders will in all likelihood hold a significantly lesser percentage ownership interest in the Company following any merger, acquisition, or other transaction with an operating business.

Issuance of Securities In Connection with the Acquisition of an Operating Business May Depress Future Public Trading Markets.

It is anticipated that any securities issued in any such business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws.  The issuance of additional securities and their potential future sale, either as a result of registration, or as a result of an available exemption for resale of such securities,  into any future trading market which may develop in the Company’s securities, may depress the market value of the Company’s securities in the future. There of course is no assurance that a future public trading market will develop, although its management’s intention to seek to establish one, once an acquisition is made.

The Company will Incur Additional Costs As A Reporting Company

Because the Company is becoming a Reporting Company under the 34 Act, henceforth it will  incur significant legal and accounting costs, both in connection with any acquisition of a business opportunity, including the costs of preparing a Form 8-K to report such acquisition, and  also in connection with the Company’s continuing responsibilities to file Form 10Q quarterly reports, Form 10K Annual reports, event triggered Form 8-K reports,  and comply with other reporting and  legal requirements under the 34 Act.  The Company estimates it will spend $50,000 in legal and accounting expenses to acquire an operating business and complete and file the necessary Form 8K report. The Company estimates it will spend as much at least $30,000 per year in legal and accounting costs to maintain its filings under the 34 Act, and may spend considerably more, depending on the nature of the operating business ultimately acquired.

The Company Will Have Insignificant Capital With Which to Attract A Business Acquisition

The Company has, and will continue to have, insufficient capital, and will be unable to provide the owners of a prospective operating business with any significant cash or other assets.   This may make it difficult to locate a suitable business for acquisition and negotiate and then consummate an acquisition.  Further, the owners of a business opportunity, once acquired by the Company, will incur significant post acquisition costs, including both the ongoing costs of operating as a 34 Act company, and  registration costs in the event they wish to register a portion of their shares for subsequent sale.

JQ Does Not Have Full Time Officers And Directors, And May Not Get Priority Attention to Its Affairs.

The officers and directors of the Company will devote only a portion of their time to the business affairs of the Company, until such time as an acquisition has been determined to be highly favorable, at which time they expect to spend full time in investigating and closing any acquisition. Management estimates that each officer will spend approximately 6 hours per month on Company matters at the outset. Directors will hold board meetings on an "as needed" basis. This will increase to full time once an operating business is identified and acquired. In addition, in the face of competing demands for their time, the officers and directors may grant priority to other business interest and activities they have or may develop.

 Need For Additional Capital

Depending on the capital available in the operating business, once acquired, the Company may not have sufficient funds to undertake any significant development, marketing, manufacturing of any products, or extension of operations of the acquired business.  In such event, the Company may be required to seek debt or equity financing or obtain funding from third parties.  If needed, there is no assurance that the Company would  be able either to obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products, business or operations of the operating business acquired.

The current state of the US and the World Economies May Negatively Impact the Ability to Raise Additional Capital.

The US has been in a serious recession for several years, Europe is slipping into another recession, and China growth appears to be slowing. Under these depressed economic conditions, it may be difficult or even impossible for the Company to attract additional capital. If additional capital can not be attracted, and attracted on commercially reasonable terms, the Company may not be able to acquire an operating business, or may find it extremely challenging to operate the operating business, once acquired.

Management May Change Upon Acquisition Of Operating Business Without a Vote of Shareholders.

On the consummation of a transaction, it is possible that the present management of the Company will not be in control of the Company. In addition, a majority or all of the  Company's  officers  and  directors  may,  as  part  of  the  terms  of the  acquisition transaction,  resign and be replaced by new officers and  directors without a vote of the Company's shareholders.

ITEM 2.  FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in our financial statements and notes thereto and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations". We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading "Risk Factors".

Summary and Outlook of the Business

Prior to May 6, 1998, TTI Industries, Incorporated (the "Company") operated under the name of Environmental Plus, Inc., and was primarily in the business of construction and repair of industrial cooling towers, mostly in Texas, Louisiana and Arkansas, for electric utility companies; and the marketing of a fire retardant foam as a fire fighting device for industrial use.

The Company intends to serve as a vehicle to effect an asset acquisition, merger, or exchange of capital stock or other business combination with a domestic or foreign business. The Company is still devoting substantially all of its efforts on locating a business and it has not initiated principal operations.

Revenues

The Company has recorded zero revenues for the past two fiscal years ended August 31, 2012 and 2011.

Operating Expenses

The Company expenses $1,000 per month for services provided without cost to the Company by its officers. Of the $1,000, $800 is valued for their services and $200 for office space. Since 2002, the expense of $12,000 per year has been offset to additional paid in capital. A majority of our operating expenses in the year ended August 31, 2012 have been for professional services for legal and accounting services. Such professional services totaled $149,980 for the year ended August 31, 2012.

Going Concern

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $4,870,033 at August 31, 2012 and had a net loss of $177,000 and net cash used in operating activities of $175,000.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Liquidity and Capital Resources

The Company is currently illiquid.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, as well as successful implementation of its business plan.  In the last fiscal year, the Company has been funded by its board members. Whether we will be successful in obtaining additional capital, or obtaining such capital on commercially reasonable terms, and whether we can begin to generate and then significantly increase revenues, is uncertain.

As of August 31, 2012 and 2011, total current assets were $0.

As of August 31, 2012, total current liabilities were $175,000, which consisted of $175,000 of loans payable to related parties.  As of August 31, 2011, total current liabilities were $0.

During the period from September 1, 2011 to August 31, 2012, net cash used by operating activities was $175,000. From September 1, 2010 to August 31, 2011 net cash used by operating activities was $0.

Cash flows from financing activities for the period from September 1, 2011 to August 31, 2012 were $175,000 consisting of proceeds in the amount of $175,000 from loans from related parties.

Set forth below is a table indicating the amounts from loans to the Company, with the identity of each lender set forth. The Company has no commitments from such persons for further funding, and it is unknown whether such persons might lend further sums if needed in the future.

		Amount
Name	Address	Paid	Consideration
Tom Chia	Juqun Network Technology Co., Ltd. 19/F 179 N. Tianhe Road, Guangzhou, China	$87,500	Cash Loan
Paul Wong	Juqun Network Technology Co., Ltd. 19/F 179 N. Tianhe Road, Guangzhou, China	$87,500	Cash Loan
Totals		$175,000

Critical Accounting Policies

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue will be recognized at the time a product is shipped.  Provision for sales returns will be estimated based on the Company's historical return experience.  Revenue is presented net of returns.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2012.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash and accounts payable and accrued expenses.  Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Liquidity

At October 31, 2012, we had approximately $400,000 in cash available as a result of the loans from our principle shareholders as referenced above. We estimate our monthly expenses moving forward will run approximately $14,000 per month, during which period we expect we will be identifying an operating business and negotiate and consummate an acquisition, and prepare and file a Form 8k disclosing the details of the acquisition, which we estimate to cost an additional $50,000. Our estimate of monthly expenses includes expenditures for office expense, accounting, legal, travel, and various filing fees, taxes and costs. The exact use of funds and the amount of expenditures are uncertain. If our estimates are correct, we should have sufficient cash on hand to cover these estimated expenses for approximately 2 years

Net Income (Loss) Per Common Share

Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period.  Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock.  There were no common stock equivalents at August 31, 2012.

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity.  The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Off-Balance Sheet Arrangements

The Company’s majority shareholders Paul Wong and Tom Chia paid $90,000 personally to purchase the existing shares of TTI held by three shareholders and to pay expenses associated with this transaction on the buyer’s behalf.  This was a transaction outside of TTI and is not a transaction that would appear on TTI’s books.

Recent Accounting Pronouncements

In September 2009, Accounting Standards Codification ("ASC") became the source of authoritative GAAP recognized by the Financial Accounting Standards Board ("FASB") for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC.  Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative GAAP for registrants.

ITEM 3.     PROPERTIES

The Company has opted to utilize the postal address of its outside legal counsel, The Law Offices of Davis & Associates, as an office postal address for purposes of receiving mail and service of process, until it has located and merged with an operating business.

There is no charge for this use, and no lease agreement is in place.  The Company owns no property and leases no property at this date. Though the Company does not own or lease any property, the officers of the Company have provided without cost to the Company office space which they privately own for the use of the Company which was valued at $200 per month.

ITEM 4.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on September 31, 2012, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Name and Address of Beneficial Owner	No. of Shares	Percent of Voting Power
Tom Chia	4,163,802	42.35
Paul Wong	4,163,802	42.35
All executive officers and directors, as a group (4 people)	8,327,604	84.7

Notes

(1)

Unless otherwise indicated, the persons or entities identified herein have sole voting and investment power with respect to the shares shown as beneficially held by them, subject to community property laws where applicable.

(2)

Applicable percentage of ownership is based on 9,832,170 shares of Common Stock outstanding as of September 31 , 2012. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Act of 1934 and generally includes voting or investment power with respect to such securities. Shares of Common Stock subject to securities exercisable for or convertible into shares of Common Stock that are currently exercisable or exercisable within sixty (60) days are deemed to be beneficially owned by the person holding such options, warrants, rights, conversion privileges or similar obligations, for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  There are no such items outstanding.

ITEM 5.     DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION

Tom Chia	31	Chairman, President, Chief Executive Officer and Secretary
Paul Wong	55	Director, Chief Operating Officer and Treasurer
Ricky Pon	48	Director
Li Huang	56	Director

Chia, Shee Tong Tom (Tom Chia), age 31, is a citizen of Malaysia, and currently resides in Guangzhou, China.  He was elected on June 4, 2012, and currently serves as the Company’s Chairman of the Board of Directors, its President, Chief Executive Officer, and Corporate Secretary.

From February of 2010 through May of 2012, Mr. Chia served as the Non Executive Director for Jiekuwang.  The company’s business is information technology development.  Mr. Chia was responsible for making and ensuring that the board of director fulfills its main objectives. From April of 2007 through January of 2010, Mr. Chia served as a Non Executive Director of Ultrix Projects (Malaysia) SDN.BHD, a company specializing in the sale, leasing and management of Commercial Property, and as a contractor providing building materials and supplies for the Real Estate construction industry in Malaysia.  Mr Chia had a senior management level position as a non-executive director, and was responsible for coordinating activities of the various divisions of the company.  From January 2005 through August of 2009, Mr. Chia served as the Executive Director of Kumpulan Sutra (Malaysia) SDN.BHD, a Company engaged in the marketing and sale of cleaning equipment and cleaning supplies and chemicals through out the Southern Region of Malaysia.  Mr. Chia was a member of the Board of Directors of this Company, and was responsible for overall direction of the Company’s business activities.

Mr. Chia earned a Bachelor Degree of Arts in Psychology from Inti International College Subang, Malaysia in 1999.

Wong, Chi Wai, (Paul Wong)  age 55, is a citizen of China and currently resides in Guangzhou, China.  He also maintains a US green card, and travels back and forth to New York to over see family businesses there.  Mr. Wong was elected to the Board of Directors of the Company on June 4, 2012, and currently serves on the Board and as the Company’s Chief Financial Officer, Chief Operating Officer and Treasurer.

From 2006 through May of 2012, Mr Wong served as the Director for  Citichamp Investment Limited.   The company is engaged in the business of investment.  Mr. Wong’s duties included management.  From 1995 through 2005, Mr. Wong served as Assistant Manager of U2 Electronics, a company engaged in the business of home appliance and electronics sales, in America.  Mr Wong’s duties included shop management.

Li Huang, age 56, has worked for Epitomics, Inc, a company in the business of producing Antibody materials, as a research associate, since August of 2009. She also currently works part time for Adscrafit, Inc., an company in the business of providing internet advertising, where she serves as Business development manager and Corporate Secretary. From 2008 through July of 2009, Ms. Huang worked for Vscoop HK/USA, a virtual world gaming and social network company, where she was a project manager. From 2004 through 2008, Ms. Huang worked for Shogee, Inc., a 3D animation company, where she served as a Project Vice President and as Corporate Secretary.

Ms. Huang is a US citizen, and resides in Sunnyvale, California. She graduated from South China University of Technology in Guangzhou, China, after completing her Bachelor of Science and her Masters Degree in Biochemical Engineering.

Ricky Pon, age 48, currently works as the press agent and marketing representative for Cordial Concepts, a company in the business of recycling and redemption center from 2011. From 2002 through 2011, Mr. Pon worked for Verizon, a telecom company, where he was a technician manager.

Mr. Pon is a US citizen, and resides in New York City. He graduated from Dutchess Comm College in New York, after completing his Associate of Business and his Bachelor Degree in Business in Mercy College.

There are no family relationships between Mess Tom Wai. Pond, or  Huang. There is currently no arrangement known to the Registrant, including any pledge by any person of securities of the Registrant or any of its parents, the operation of which may at a subsequent date result in a further change in control of the Registrant.

Directors remain in office until their successors are elected or appointed.

The Company's principle shareholders are Tom Chia and Paul Wong. They are both residents of China, with significant hands on business experience, and Mr Chia's experience has been with companies operating in the Far East. They decided they want to acquire a US company which could be taken public on the US stock markets, and use it to acquire an operating business in China. They have chosen TTI (now Juqun, Inc.) for that purpose. They acquired a controlling interest in the Company, and then selected themselves as the initial two directors to replace the previous caretaker directors. In summary they selected the Company, rather then the Company selecting them.

Acting as the Board of Directors, they have chosen Mr. Pon to be one of the directors, because he is Chinese, he is a US citizen and resides within the US, and because he has business experience with US companies and operations, with particular experience in communications.

They have chosen Ms.Huang because she is Chinese, she is a US citizen and resides in the US, and she has significant experience with the internet and with advertising as it is conducted in the US.

Beyond their indicated experience, the two outside directors were chosen by the two controlling shareholder/directors because of their personal friendship with these two individuals, and the fact that the two outside directors are both originally natives of China and understand its culture and business perspective, while at the same time are now living and working in the US and understand the US culture and business perspective.

Beyond the above attributes, the two outside  Directors have no other particular specific experience, qualification, attributes or skills  pertaining to their selection and service as Directors of the Company.

Stock Option Plan

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.  We do, however, anticipate adopting a non-qualified stock option plan where we will be granting our officers options to purchase shares of common stock  at some point in the future.

ITEM 6.   EXECUTIVE COMPENSATION

We have not paid any compensation to our officers or directors during the three most recent fiscal years, and currently have no plans to do so until after we combine with an operating business.

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Transactions

Messrs Tom Chia and Paul Wong together loaned $175,000 in cash to the Company between June 1, 2011 and the close of its last fiscal year on August 31, 2012 . No loan documents and no promissory note were generated to evidence this loan, and the loan was designated a non interest bearing loan . This loan was converted into 38,293,216 shares of TTI's restricted common stock on September 4, 2012. The funds have been used to settle outstanding debts and taxes, bring TTI current under Texas law, rehire the TTI's transfer agent, hire outside accountants to prepare an audit of the TTI and the successor company, JQ, retain legal counsel, and provide working capital.

On September 26, 2012, immediately after consummation of the merger, Tom Chia loaned the sum of $500,000 to the Company, to be used as working capital. This loan was made, but no loan documents and no promissory note were generated to evidence this loan, and the loan has been designated a non interest bearing loan.

The loan proceeds will be used primarily to fund continuing legal work of outside attorneys, continuing work of outside auditors, the costs of the Company's transfer agent, Nevada State costs and fees, and the travel expenses of the Company's CEO, Tom Chia, and perhaps his advisors, as Mr. Chia explores the acquisition of an operating business by the Company.

Independent Directors

Ricky Pon and Li Huang are independent directors, as they are not part of the Company's management and do not own shares of the Company's stock.

The remaining two directors, Messrs Tom Chia and Paul Wong, in the aggregate own a controlling shareholder interest in the Company and serve as its executive officers, and are not considered independent.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives, however, we intend to adopt one in the near future.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Our officers and director are very knowledgeable about China business, and areas of current business opportunity in China, and have many investments and relationships with key sectors of the China economy. We intend to rely on their expertise and their relationships and contacts in China, in connection with our search for, selection of, and negotiation of terms for acquisition of a business. As a result,we deem it likely that the operating business ultimately to be acquired will be in China. It is quite possible that one or more or our officers or directors will have investments in, or relationships with the operating business we ultimately acquire. We plan to remain open to the prospect of an acquisition of an operating business in which one or more of them is already involved. As a result, the Board of Directors has declared as a policy that the Company may transact business with some of our officers, directors and affiliates, as well as with firms in which one or more of our officers, directors or affiliates have a material interest. In such event there likely will be potential conflicts which will arise between the respective interests of the Company and the dual interests of such persons, or theirrelated persons or entities. We believe that such transactions can be be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

ITEM 8.    LEGAL PROCEEDINGS

None.

ITEM 9.   MARKET PRICE AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We have one class of equity securities outstanding: (i) common stock, par value $.001 per share,  9,832,170 shares of which were outstanding as of September 31, 2012.

Our common stock  is not currently quoted on any public market.

As of September 31, 2012, there were approximately 1500 shareholders of record of our common stock. This does not reflect the number of persons or entities who held stock in nominee or "street" name through various brokerage firms.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividends

Our board of directors has not declared a dividend on our common stock during the last two fiscal years nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain future earnings, if any, to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Equity Compensation Plans

We do not have any equity compensation plans.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

The following unregistered securities were issued by the Company during the past three years:

On September 4, 2012,  19,146,608 restricted common shares of TTI were issued to Tom Chia, in consideration for the cancellation of $87,500 in debt owed by the Company to Mr. Chia for past cash advances to the Company between June 1, 2012 and August 31, 2012.  These shares were converted as a result of the merger in to JuQun, Inc, into 2,735, 229 restricted shares of the common stock of JuQun on September 19, 2012.

On September 4, 2012,  19,146,608 restricted common shares of TTI were issued to Paul Wong, in consideration for the cancellation of $87,500 in debt owed by the Company to Mr. Wong for past cash advances to the Company between June 1, 2012 and August 31, 2012.  These shares were converted as a result of the merger in to JuQun, Inc, into 2,735, 229 restricted shares of the common stock of JuQun on September 19, 2012.

In each case no underwriters were involved, and the exemption from registration provided by Section 4(2) of the Securities Act of 1933 was in each case relied upon.

Debt

On September 26, 2012, after the close of its fiscal year, the company borrowed the sum of $500,000 from Tom Chia.  This loan is payable on demand and does not bear interest. Management knows of no other debt, except for continuing trade payables generate in the ordinary course of business.

Conversion of Shares in Merger

On September 19, 2012, the Company consumnated a merger with JuQun, Inc., its wholly ownedsubsidiary, whereby TTI Industries, Incorporated was merged into JuQun, Inc., and JuQun, Inc. became the surviving and successor corporation. As a part of this merger, the outstanding capital shares of TTI were converted automatically into shares of JuQun, Inc. common stock. The merger was approved by both Boards of Directors of both corporations, by TTI as the sole shareholder of JuQun, Inc., and by messrs Tom Chia and Paul Wong, the primarily shareholders of TTI who in the aggregate held more than 2/3 rd of the outstanding capital stock of TTI. Messrs Chia and Wong are both residents of China. No vote was solicited nor was any investment decision made in connection with approval of the Merger by any shareholder who was a US citizen or resident, nor was any vote or investment decision solicited within the United States. The participants in the merger relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as well as Regulation S promulgated thereunder, and on the fact that there was no "sale" to any US citizen or resident in connection with the merger and its consummation.

 ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 150,000,000 shares of common stock, $0.001 par value per share. As of September 31, 2012, there were 9,832,170 outstanding shares of common stock. We are not authorized to issue shares of preferred stock and to date we have not issued any shares of preferred stock. Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.

In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

Preferred Stock

We have no shares of preferred stock authorized.

Anti-Takeover Effects Of Provisions of the Articles of Incorporation Authorized and Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or private offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then existing market price, assuming a public market price for our stock exists at the time.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our ByLaws include an indemnification provision under which we have agreed to indemnify our directors and officers  and hold them harmless  from and against claims arising from or related to acts or omissions  while  a director or officer of the Company, including costs and legal expenses, to the fullest extend permitted by Nevada Law.

ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Selected Historical Financial Data

The following table presents our selected historical financial data as of and for each of the two fiscal years ended August 31, 2012. We derived the selected historical data as of August 31, 2012 and 2011, from our audited financial statements included elsewhere in this Information Statement.

	2012	2011
Year Ended August 31,
Net Revenues	$ -	$ -
Cost of Sales	-	-
Gross Profit	-	-
Selling, general and administrative expenses	37,020	12,000
Professional Fees	149,980	-
Operating Loss	$ (187,000)	$ (12,000)

Net Cash used by operating activities	$ 175,000	$ -

As of August 31,

Total Assets	$ -	$ -
Loan Payable- related party	175,000	-
Total Equity	$ (175,000)	$ -

ITEM 14.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.      FINANCIAL STATEMENTS AND EXHIBITS

a) Documents filed as part of this Report

1. Financial Statements

2. Financial Statement Schedules

3. Exhibits

Exhibit No.	Documents

2.1	Agreement and Plan of Merger Consumnated Sept 19, 2012*

3.1	Articles of Incorporation for JuQun, Inc.*

3.2	Bylaws *

4.1	Specimen Stock Certificate *

*Previously Filed with FORM 10 on October 10, 2012

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned , thereunto duly authorized.

JuQun, Inc.

Date: January 08, 2013	By:	/s/ Tom Chia
Tom Chia
President, Principal Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

JuQun, Inc.

Date: January 08, 2013	By:	/s/ Tom Chia
Tom Chia
Financial and Accounting Officer)

JuQun, Inc.

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDEDNT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEETS AS OF August 31, 2012 AND 2011

PAGE	F-3	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED AUGUST 31, 2012 AND 2011

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) FOR THE PERIOD FROM SEPTEMBER 1, 2010 TO AUGUST 31, 2011

PAGE	F-5	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED AUGUST 31, 2012 AND 2012

PAGES	F-6 - F-22	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
JuQun Inc.

I have audited the accompanying balance sheet of JuQun, Inc. as of August 31, 2012 and 2011 and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. The financial statements are the responsibility of the directors. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JuQun, Inc. as of August 31, 2012 and 2011 and the results of its operations, its cash flows and changes in stockholders' deficiency for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a $4,870,033 loss from operations and has no cash.  The Company may not have adequate readily available resources to fund operations through 2012. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

October 3, 2012

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant
NY, FL Orlando, Florida

FINANCIAL STATEMENTS OF INACTIVE REGISTRANT

The company meets the exception of the requirement to provide 2010 audited financial statements under Rule 210.3-11. Accordingly, the accompanying financial statements have not been audited by an independent auditor. A summary of the Rule is as follows:

▪

Gross Receipts from all sources for the fiscal year were not in excess of $100,000;

▪

JuQun, Inc. has not purchased or sold any of its own stock, granted options therefore, or levied assessments upon outstanding stock;

▪

Expenditures for all purposes for the fiscal year were not in excess of $100,000;

▪

No material change in the business has occurred during the fiscal year, including any bankruptcy, reorganization, readjustment or succession or any material acquisition or disposition of plants, mines, mining equipment, mine rights or leases; and

▪

No exchange upon which the shares are listed, or governmental authority having jurisdiction, requires the furnishing to it or the publication of audited financial statements.

TTI INDUSTRIES, INC.
BALANCE SHEET
(AUDITED)

Assets:	August 31,	August 31,
Current Assets	2012	2011
Cash	$ -	$ -
Accounts Receivable	-	-
Total Current Assets	-	-

Total Assets	$ -	$ -

Liabilities:
Current Liabilities
Accounts Payable	$ -	$ 10,000
Loan Payable - Related Party	175,000	-
Total Current Liabilities	175,000	10,000

Total Liabilities	175,000	10,000

Stockholders' Equity (Deficit):
Preferred Stock par value $1.00 authorized 100,000,000
shares, Issued 0 shares respectively	-	-
Common Stock par value $0.01 authorized 300,000,000
shares, Issued 30,531,972 and 30,531,972 shares, respectively	306,759	306,759
Additional Paid in Capital	4,388,274	4,376,274
Accumulated Deficit	(4,870,033)	(4,693,033)
Total Stockholders' Deficit	(175,000)	10,000

Total Liabilities and Stockholders' Deficit	$ -	$ -

The accompanying notes are an integral part of these financial statements.

TTI INDUSTRIES, INC.
STATEMENTS OF OPERATIONS
(AUDITED)

For the Years Ended
	August 31,	August 31,
	2012	2011
Revenues	$ -	$ -
Costs of Services	-	-

Gross Margin	-	-

Operating Expenses:
Professional Fees	139,980	-
Salaries	-	-
General and Administrative	37,020	12,000
Operating Expenses	177,000	12,000

Operating (Loss)	(177,000)	(12,000)

Gain (Loss) Before Taxes	(177,000)	(12,000)

Income Tax	-	-

Net Income (Loss)	$ (177,000)	$ (12,000)

Loss per Share, Basic &
Diluted	$ (0.01)	$ (0.00)

Weighted Average Shares
Outstanding	30,531,972	30,531,972

The accompanying notes are an integral part of these financial statements.

TTI INDUSTRIES, INC.
STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)
FOR THE PERIOD FROM SEPTEMBER 1, 2010 TO AUGUST 31, 2012
(AUDITED)

					Additional
	Preferred	Preferred	Common	Stock	Paid in	Accumulated
	Shares	Stock	Shares	Amount	Capital	Deficit	Total
Balance September 1, 2010	-	$ -	30,531,972	$ 306,759	$ 4,364,274	$ (4,681,033)	$ 10,000

Contributed Services - Officers	-	-	-	-	12,000	-	12,000
Net loss for the period	-	-	-	-	-	(12,000)	(12,000)
Balance August 31, 2011	-	-	30,531,972	306,759	4,376,274	(4,693,033)	-

Contributed Services - Officers	-	-	-	-	12,000	-	12,000
Net loss for the period	-	-	-	-	-	(177,000)	(177,000)
Balance August 31, 2012	-	$ -	30,531,972	$ 306,759	$ 4,388,274	$ (4,870,033)	$ (175,000)

The accompanying notes are an integral part of these financial statements.

TTI INDUSTRIES, INC.
STATEMENTS OF CASH FLOWS
(AUDITED)

	For the Years Ended
	August 31,	August 31,
	2012	2011
CASH FLOW FROM OPERATING ACTIVITES:
Net Loss for the Period	$ (177,000)	$ (12,000)
Adjustments to reconcile net loss to net cash
used by operating activities:

Shares Issued for Services	-	-
Contributed Services - Officers	12,000	12,000
Changes in Operating Assets and Liabilities:	-	-
Increase in Inventory	-	-
Decrease in Accounts Payable	(10,000)	-
Net Cash (Used) in Operating Activities	(175,000)	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Subsidiaries	-	-
Net Cash Used by Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Loans Payable - Related Parties	175,000	-
Net Cash Provided by Financing Activities	175,000	-

Net (Decrease) Increase in Cash	-	-
Cash at Beginning of Period	-	-
Cash at End of Period	$ -	$ -

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$0	$0
Franchise and Income Taxes	$0	$0

The accompanying notes are an integral part of these financial statements.

TTI INDUSTRIES, INCORPORATED

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2012

(AUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Prior to May 6, 1998, TTI Industries, Incorporated (the "Company") operated under the name of Environmental Plus, Inc., and was primarily in the business of construction and repair of industrial cooling towers, mostly in Texas, Louisiana and Arkansas, for electric utility companies; and the marketing of a fire retardant foam as a fire fighting device for industrial use.

The Company intends to serve as a vehicle to effect an asset acquisition, merger, or exchange of capital stock or other business combination with a domestic or foreign business. The Company is still devoting substantially all of its efforts on locating a business and it has not initiated principal operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial  statements  which  present  fairly  the financial  condition,  results  of  operations  and  cash  flows  of  the Company for the respective periods being presented

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis.

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which includes computer equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company determined that there were no impairments of long-lived assets as of August 31, 2012.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

 The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09,

“Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events). ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued. ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements. In June 2009, the FASB issued guidance now codified as ASC 105, “Generally Accepted Accounting Principles” as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre- codification standards.

In August 2010, the FASB issued ASU 2010-22, “Accounting for Various Topics: Technical Corrections to SEC Paragraphs” (“ASU 2010-22”), which amends various SEC paragraphs based on external comments received and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics.  The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, sales of  stock by subsidiary, gain recognition on sales of business, business combinations prior to an initial public offering, loss contingent and liability assumed in business combination, divestitures, and oil and gas exchange offers.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $4,870,033 at August 31, 2012 and had a net loss of $177,000 and net cash used in operating activities of $175,000.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

Loan from Majority Stockholder

In the year ended August 31, 2012 the Company was loaned $175,000 from the Company’s majority stockholders. The loan bears zero interest and is payable on demand.

Fair value of services

The sole officer and director provided, without cost to the Company, his services, valued at $800 per month. Also provided, without cost to the Company, was office space valued at $200 per month. The total of these expenses was $12,000 for the year ended August 31, 2012 and 2011. These costs were reflected in the statement of operations as general and administrative expenses with a corresponding contribution of paid-in capital.

NOTE 5 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 100,000,000 shares of preferred stock.

There were no preferred shares issued and outstanding at August 31, 2012.

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock.

At August 31, 2012 the Company has 30,531,972 issued and outstanding shares of common stock.

NOTE 6 – INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

In accordance with the Internal Revenue Code, the availability to carry forward net operating losses incurred prior to 1987 may be limited due to significant changes in ownership. Prior management of the Company believed that the majority of the Company’s net operating losses would begin to expire in 2006. Current management of the Company has decided not to record the net operating losses prior to September 1, 2010 due to the uncertainty of the availability to utilize those net operating losses.

Net deferred tax assets consist of the following components as of August 31, 2012 and 2011:

	August 31, 2012	August 31, 2011
Deferred Tax Assets – Non-current:

NOL Carryover	$63,500	$ -

Less valuation allowance	(63,500)	-

Deferred tax assets, net of valuation allowance	$-	$ - -

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended August 31, 2012 and 2011 due to the following:

	2012	2011

Book Income	$ (177,000)	$ -
Non deductible expenses	12,000	-
Valuation allowance	165,000	-
	$ -	$ -

At August 31, 2012, the Company had net operating loss carryforwards of approximately $63,500 that may be offset against future taxable income from the year 2013 to 2032. No tax benefit has been reported as of August 31, 2012.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that other than listed below, no material subsequent events exist through the date of this filing.

1.

In September of 2012, the Company merged into a wholly owned subsidiary of JuQun,Inc. a Nevada corporation, there by changing its domicile to Nevada from Texas, reverse splitting its stock, in effect, on a 1 for 7 basis, with rounding up for fractional shares, and changing its authorized capital stock to 150 million shares of $0.001 par value common stock.  The Company acquired all the outstanding stock in JuQun, Inc., that being 10,000 shares, for a $5,000 promissory note, and on completion of the merger the promissory note was canceled and the 10,000 shares were canceled and were returned to treasury. At the time of the merger JuQun,Inc. had zero assets and zero liabilities.

2.

In September of 2012, the Company issued 38,293,216 restricted common shares for the conversion of $175,000 in debt outstanding to the two majority shareholders. The price per share related to the transaction was $0.00457 which was calculated as $175,000 divided by 38,293,216 shares.